CONSENT OF AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated September 12, 2000 ("Biacore Stock Option Plan 2000"), Form S-8 dated June 28, 2001 ("Biacore Stock Option Plan 2001"), Form S-8 dated September 6, 2002 ("Biacore Stock Option Plan 2002") and
Form S-8 dated June 16, 2003 ("Biacore Stock Option Plan 2003") of Biacore International AB (publ) of our report dated March 26, 2004 relating to the financial statements, which appear in this Annual Report on Form 20-F.

Stockholm, Sweden
June 16, 2004

Sten Hakansson
Authorized Public Accountant
PricewaterhouseCoopers AB